Exhibit 99.3

CHTSUN PARTNERS IV, LLC

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

	June 30,	December 31,
	2013 (UNAUDITED)	2012
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$29,110,996	$29,066,615
Building and building improvements	195,332,117	195,327,142
Furniture and equipment	5,942,729	5,703,819
Construction in progress	200,615	63,295

	230,586,457	230,160,871
Less accumulated depreciation	(7,381,183)	(3,687,598)

Property and equipment — net	223,205,274	226,473,273
CASH AND CASH EQUIVALENTS	5,157,862	5,138,976
RESTRICTED CASH	379,870	211,574
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $95,281 and $96,560 in 2013 and 2012, respectively	382,235	394,608
PREPAID EXPENSES AND OTHER ASSETS	135,341	246,381
DEFERRED FINANCING COSTS — Net of accumulated amortization of $95,067 and $47,551 in 2013 and 2012, respectively	538,473	585,988
GOODWILL	7,597,472	7,597,472
RESIDENT LEASE INTANGIBLE—Net of accumulated amortization of $1,125,223 and $562,612 in 2013 and 2012, respectively	—	562,611

TOTAL	$237,396,527	$241,210,883

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Notes payable, net of premium	$126,715,060	$127,791,504
Accounts payable and accrued expenses	2,096,739	2,326,333
Accrued interest	429,637	519,011
Payable to affiliates — net	1,008,075	300,743
Security and reservation deposits	13,000	36,800
Deferred tax liability	7,362,378	7,179,122
Deferred revenue	1,955,728	2,200,902

Total liabilities	139,580,617	140,354,415
MEMBERS’ EQUITY	97,815,910	100,856,468

TOTAL	$237,396,527	$241,210,883

See notes to consolidated financial statements.

CHTSUN PARTNERS IV, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 (UNAUDITED)

2013
OPERATING REVENUE:
Resident fees	$23,955,550
Other income	163,501

Total operating revenue	24,119,051

OPERATING EXPENSES:
Labor	9,489,057
Depreciation	4,289,867
Management fees to affiliate	1,445,374
General and administrative	1,325,952
Food	872,731
Insurance	861,244
Taxes and license fees	795,092
Utilities	625,563
Repairs and maintenance	550,104
Advertising and marketing	385,204
Ancillary expenses	260,295
Bad debt	16,079

Total operating expenses	20,916,562

INCOME/LOSS FROM OPERATIONS	3,202,489

OTHER EXPENSE:
Interest expense	2,825,524
Interest income	(2,196)
Income tax benefit	411,414

Total other expenses	3,234,742

NET LOSS	$(32,253)

See notes to consolidated financial statements.

CHTSUN PARTNERS IV, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2013 (UNAUDITED)

	Sunrise Senior Living Investments, Inc.	CHT SL IV Holding, LLC	Total
MEMBERS’ EQUITY — December 31, 2012	$46,062,878	$54,793,590	$100,856,468
Distributions	—	(3,008,305)	(3,008,305)
Net loss	(14,507)	(17,746)	(32,253)

MEMBERS’ EQUITY — JUNE 30, 2013	$46,048,371	$51,767,539	$97,815,910

See notes to consolidated financial statements.

CHTSUN PARTNERS IV, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,727,256
Amortization of resident lease intangible	562,611
Amortization of financing costs	47,516
Provision for bad debts	16,079
Amortization of debt premium	(240,269)
Income tax benefit	183,256
Changes in operating assets and liabilities:
Accounts receivable	(3,706)
Prepaid expenses and other assets	111,040
Accounts payable and accrued expenses	(396,725)
Accrued interest	(89,374)
Payable to affiliates—net	673,660
Security and reservation deposits	(23,800)
Deferred revenue	(245,174)

Net cash provided by operating activities	4,290,117

CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of property and equipment	(258,455)
Change in restricted cash	(168,296)

Net cash used in investing activities	(426,751)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(836,175)
Distributions	(3,008,305)

Net cash used in financing activities	(3,844,480)

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,886
CASH AND CASH EQUIVALENTS — Beginning of year	5,138,976

CASH AND CASH EQUIVALENTS — End of period	$5,157,862

(continued)

CHTSUN PARTNERS IV, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 (UNAUDITED)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$2,847,949

SUPPLEMENTAL DISCLOSURES OF NONCASH INFORMATION:
Accrued capital expenditures	$167,131

See notes to consolidated financial statements.

CHTSUN PARTNERS IV, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2013 AND FOR THE SIX MONTHS ENDED JUNE 30, 2013 (UNAUDITED)

1.	ORGANIZATION AND PRESENTATION

Organization — CHTSun Partners IV, LLC (the “Company”) was formed on May 22, 2012 under the laws of the state of Delaware as a limited liability company. The Company was organized to acquire 100% of the membership interests in Sun IV LLC (“Sun IV”) which owned and operated seven assisted living facilities (collectively, the “Facilities”). At formation, its sole member was Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”). On June 29, 2012, the Company acquired 100% of the membership interests in Sun IV. In conjunction with the transaction, CHT SL IV Holding, LLC (“CHT”) contributed $56,738,700 and was admitted as the managing member to the Company, owning 55.02% (the “2012 Recapitalization”). SSLII transferred its equity of $46,382,873 along with its share of transaction and closing costs, and owns 44.98% of the Company. The Company shall continue in full force and effect until June 29, 2042 unless sooner terminated under the terms of the Amended and Restated Limited Liability Company Agreement of CHTSun Partners IV, LLC (“LLC Agreement”).

As part of the 2012 Recapitalization, SSLII and CHT obtained new financing for five of the facilities and modified the existing financing of $55,000,000 associated with two of the other facilities (Note 2).

The LLC Agreement effective June 29, 2012, details the commitments of the members and provides the procedures for the return of capital to the members with defined priorities. All net cash flow from operations and capital proceeds are to be distributed according to the priorities as specified in the agreements. Any member can require additional capital to cure an event of default or to avoid an event of default under the loan agreements. The members must mutually agree upon additional capital requests for all other circumstances, including funding for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any of the Facilities or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member at the time of the request. Net income (loss) is allocated to the members in proportion to their relative percentage interests.

As of June 30, 2013, the Company owns the following seven Facilities:

Operator Entity	Location	Date Opened
Gilbert AZ Senior Living Owner, LLC	Gilbert, AZ	August 2008
Metairie LA Senior Living Owner, LLC	Metairie, LA	January 2009
Baton Rouge LA Senior Living Owner, LLC	Baton Rouge, LA	August 2008
Lombard IL Senior Living Owner, LLC	Lombard, IL	June 2009
Louisville KY Senior Living Owner, LLC	Louisville, KY	October 2009
Santa Monica Assisted Living Owner, LLC	Santa Monica, CA	October 2003
Sunrise Connecticut Avenue Assisted Living Owner, LLC	Washington, DC	January 2004

The Company owns and operates the Facilities providing assisted living services to seniors. Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The Company has a pooling arrangement in which the terms and conditions of the management agreements are considered under one consolidated agreement.

Sunrise has the option to purchase, exercisable in Sunrise’s sole discretion, one hundred percent (100%) of CHT’s ownership interest in the Company upon the expiration of the second Company Year per the LLC Agreement. If Sunrise exercises the purchase option at any time from and after the third Company Year, CHT will be paid a purchase price equal to the amount necessary to return to CHT a 13% internal rate of return on the CHT total capital contributions, after taking into account all amounts previously distributed to CHT.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLII, for approximately $130,000,000, with HCN investing approximately $26,000,000 for a 20% ownership interest. The Company has management agreements with SSLMI to manage the Facilities.

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Company. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Company.

On July 1, 2013, HCN closed on a purchase and sale agreement (“PSA”) with CHT. Pursuant to the PSA, HCN purchased CHT’s membership interests in the Company for a purchase price of approximately $62,485,000, including transaction costs.

2.	NOTES PAYABLE

On June 29, 2012, the Company obtained $70,000,000 new loan for Five Pack Facilities with Prudential. The Company also modified the existing $55,000,000 loan for Santa Monica Assisted Living Owner, LLC and Sunrise Connecticut Avenue Assisted Living Owner, LLC with Prudential. The loans mature on March 5, 2019. The loans are secured by the Facilities, cross-collateralized and cross-defaulted. The loans are interest only for the first six months and bear interest of 5.25% for the Five Pack loans and 4.66% for the Santa Monica Assisted Living Owner, LLC and Sunrise Connecticut Avenue Assisted Living Owner, LLC loans.

A summary of the loan terms and balances at June 30, 2013 are as follows:

Facilities	Lender	Interest Rate	Maturity Date	Loan Commitment	Loan Balance as of June 30, 2013
Gilbert AZ Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	$17,061,000	$16,962,292
Metairie LA Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	13,839,000	13,758,933
Baton Rouge LA Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	9,769,000	9,712,481
Lombard IL Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	17,657,000	17,554,844
Louisville KY Senior Living Owner, LLC	Prudential	5.25%	March 5, 2019	11,674,000	11,606,459
Santa Monica Assisted Living Owner, LLC	Prudential	4.66%	March 5, 2019	21,068,000	20,821,679
Sunrise Connecticut Avenue Assisted Living Owner, LLC	Prudential	4.66%	March 5, 2019	33,932,000	33,535,277

				$125,000,000	$123,951,965

Debt premium					2,763,095

Total notes payable					$126,715,060

Principal maturities of notes payable as of June 30, 2013, are as follows:

2013	$939,131
2014	1,949,642
2015	2,048,854
2016	2,153,133
Thereafter	116,861,205

$123,951,965

The Company is subject to non-financial covenants under the loan agreement. At June 30, 2013, the Company was in compliance with all covenants.

The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The estimated fair value of the Company’s notes payable approximated their carrying value at June 30, 2013.

3.	SUBSEQUENT EVENT

On July 1, 2013, HCN closed on a PSA with CHT. Pursuant to the PSA, HCN purchased CHT’s membership interests in the Company for a purchase price of approximately $62,485,000, including transaction costs. The PSA was a result of exercising the purchase option under the LLC agreement as described in Note 1.

The Company reviewed subsequent events through September 12, 2013, the date the consolidated financial statements were issued.

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